Exhibit 21.1

List of Subsidiaries of NorthStar Realty Finance Corp.

SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION

NorthStar Realty Finance Limited	Delaware
Partnership

NRFC Sub-REIT Corp.	Maryland

ALGM I Owners LLC	Delaware

ALGM I LLC	Delaware

NS Advisors LLC	Delaware

NS CDO Holdings I, LLC	Delaware

N-Star Real Estate CDO I Ltd.	Cayman Islands

NS CDO Holdings II, LLC	Delaware

NS CDO Holdings III, LLC	Delaware

N-Star Real Estate CDO II Ltd.	Cayman Islands

N-Star Real Estate CDO III Ltd.	Cayman Islands

NRFC DB Holdings LLC	Delaware

NRFC NNN Holdings LLC	Delaware

NRFC Sub Investor WASH Equity IV LLC	Delaware

NRFC Sub Investor IV LLC	Delaware

NS CDO Ordinary Shares II, LLC	Delaware

Northstar OS II, LLC	Delaware

NorthStar OS III, LLC	Delaware

NorthStar OS IV, LLC	Delaware

NorthStar OS V, LLC	Delaware

N-Star Real Estate CDO V Ltd	Cayman Islands

NS CDO Holdings IV, LLC	Delaware

NS CDO Holdings V, LLC	Delaware

NRFC Sub Investor II LLC	Delaware

NRFC WA Holdings, LLC	Delaware

N-Star REL CDO IV Ltd	Cayman Islands

NRFC WA Holdings II, LLC	Delaware

NRFC Edison Holdings, LLC	Delaware

NRFC CINN Investor LLC	Delaware

NRFC CS/Federal Drive LLC	Delaware

CS/Federal Drive LLC	Delaware

Edison Rancho Cordova LLC	Delaware

Edison Auburn Hills 1080 LLC	Delaware

Edison Auburn Hills 985 LLC	Delaware

Edison Camp Hill LLC	Delaware

Northstar Mortgage Capital LP, LLC	Delaware

Northstar Mortgage Capital GP, LLC	Delaware

NRF Capital LP	Delaware

NS Servicing LLC	Delaware

Northstar Realty Finance Trust I	Delaware

Northstar Realty Finance Trust II	Delaware

Northstar Realty Finance Trust III	Delaware

Northstar Realty Finance Trust IV	Delaware